UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

MARINUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 14, 2021

To our Stockholders:

You are cordially invited to attend our 2021 Annual Meeting of Stockholders on Wednesday, May 26, 2021 at 9:30 a.m. (Eastern Daylight Time) (the “Annual Meeting”), which will be held solely by means of live audio webcast online at www.virtualshareholdermeeting.com/MRNS2021.

If you attend the Annual Meeting, you will be able to vote and submit questions during the Annual Meeting by using the control number we provide to you in the Notice of Internet Availability of Proxy Materials (the “Notice”), which describes the availability of these proxy materials over the Internet. We will commence mailing the Notice to our stockholders on or about April 15, 2021, which will contain instructions on how to access our 2021 Proxy Statement and 2020 Annual Report and how to vote. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the Annual Meeting, and conserves natural resources. Stockholders who receive the Notice will not receive a printed copy of the proxy materials in the mail; however, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice.

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to virtually attend the Annual Meeting.

Best regards,

/s/ Scott Braunstein
Scott Braunstein
President and Chief Executive Officer and Director

Marinus Pharmaceuticals, Inc.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2021

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Marinus Pharmaceuticals, Inc. (the “Company”, “we”, “us” and “our”) will be held solely by means of live audio webcast online at www.virtualshareholdermeeting.com/MRNS2021 on Wednesday, May 26, 2021, at 9:30 a.m. (Eastern Daylight Time), to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	To elect three Class I directors to our Board of Directors (our “Board”), each to serve until our 2024 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified (“Proposal 1”).

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”).

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“Proposal 3”).

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed March 30, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR ALL” for Proposal 1 and “FOR” Proposals 2 and 3.

By hosting the Annual Meeting online, we are able to effectively communicate with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall efficiency and safety for both us and our stockholders. The Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Whether or not you expect to attend, you are respectfully requested by our Board to promptly either sign, date and return the proxy card (if you requested a paper copy) or vote via the Internet by following the instructions provided on the Notice.

By Order of the Board of Directors,

/s/ Martha E. Manning
Martha E. Manning, Esq.
Vice President, General Counsel and Corporate Secretary
Radnor, Pennsylvania

April 14, 2021

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 26, 2021:

Copies of our Proxy Materials, consisting of the Notice of Annual Meeting of Stockholders, the Proxy Statement and Accompanying Form of Proxy Card, and our 2020 Annual Report on Form 10-K are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this Proxy Statement. If you fail to specify your voting instructions for several of the proposals, your shares will not be voted on such proposals due to rules applicable to broker voting, and we may incur additional costs to solicit votes.

Unless otherwise indicated, all share and per share amounts in this Proxy Statement reflect, as applicable, the occurrence of a 1-for-4 reverse split of our common stock that occurred on September 23, 2020.

Marinus Pharmaceuticals, Inc.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 26, 2021:

We are making this Proxy Statement and the accompanying form of proxy card, and our 2020 Annual Report on Form 10-K (the “Annual Report”) available electronically via the Internet at www.proxyvote.com and our website, www.marinuspharma.com. If you wish to receive a paper or e-mail copy of these documents, please request one by following the instructions contained in the Notice of Internet Availability of Proxy Materials (the “Notice”). There is no charge for requesting a copy.

The Notice will be mailed to our stockholders on or before April 15, 2021, in connection with the solicitation of proxies on behalf of our Board for use at our 2021 Annual Meeting of Stockholders, to be held on Wednesday, May 26, 2021, at 9:30 a.m. (Eastern Daylight Time), virtually at www.virtualshareholdermeeting.com/MRNS2021, and at any adjournment or postponement thereof (the “Annual Meeting”). Whether or not you plan to attend the Annual Meeting, please follow the instructions on the Notice so that your shares may be voted at the Annual Meeting. You may vote your shares by mail, by email, by telephone, by facsimile or through the Internet by following the instructions set forth on the Notice. If you attend the Annual Meeting, you may revoke your previously-submitted proxy and vote virtually during the Annual Meeting.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the Annual Meeting:

Q: What is in this Proxy Statement?

A:This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, including the compensation of our directors and certain of our executive officers and corporate governance matters, so that you can make an informed decision on whether or how to vote your stock.

Q:What is the purpose of this Proxy Statement?

A:Our Board is soliciting your proxy to vote at the Annual Meeting, which will be held online at www.virtualshareholdermeeting.com/MRNS2021 on Wednesday, May 26, 2021, at 9:30 a.m. (Eastern Daylight Time). You received proxy materials because you owned common shares at the close of business on March 30, 2021 (the “Record Date”), which entitles you to vote at the Annual Meeting. This Proxy Statement contains important information about the matters to be voted on at the Annual Meeting and about us. As many of our stockholders may be unable to attend the Annual Meeting, proxies are solicited to give each stockholder an opportunity to vote on all matters that will properly come before the Annual Meeting. References in this Proxy Statement to the Annual Meeting include any adjournments or postponements of the Annual Meeting.

Because the Annual Meeting will be held virtually, with no physical location, you should submit a proxy or participate via live webcast online. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall efficiency and safety for us and our stockholders. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you plan to attend the Annual Meeting virtually, you will need your unique control number we have provided to you with the Notice. The Annual Meeting will begin promptly at 9:30 a.m. (Eastern Daylight Time). Online check-in will begin at 9:20 a.m. (Eastern Daylight Time), and you should allow ample time for the online check-in procedures.

Q: What is the purpose of the Annual Meeting?

A: We are holding the Annual Meeting for the following purposes, which are described in more detail below in this Proxy Statement:

1.	To elect three Class I directors to our Board, each to serve until our 2024 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified (“Proposal 1”).

2.	To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2021 (“Proposal 2”).

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (“Proposal 3”).

We will also consider any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof. See “Will any other business be presented for action by stockholders at the Annual Meeting?” below.

Q: Will any other business be presented for action by stockholders at the Annual Meeting?

A: Management knows of no business that will be presented at the Annual Meeting other than Proposals 1 through 3 above. If any other matter properly comes before the Annual Meeting, the persons named as proxies in the proxy card intend to vote your shares (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter. Your proxy holder will have the authority to appoint a substitute to act as proxy.

Q: Who is entitled to vote at the Annual Meeting?

A: Only stockholders of record as of the close of business on March 30, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please contact Martha E. Manning, Esq., our Vice President, General Counsel and Corporate Secretary, at (484) 801-4670 to make arrangements to inspect the list. We will also make the list of stockholders eligible to vote at the Annual Meeting available during the Annual Meeting electronically on the virtual meeting website.

Q: How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, May 26, 2021 at 9:30 a.m. (Eastern Daylight Time). The Annual Meeting is a virtual only meeting and can be accessed by visiting www.virtualshareholdermeeting.com/MRNS2021 on May 26, 2021, using the 16-digit control number included in the Notice. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. Online check-in will begin at 9:20 a.m. (Eastern Daylight Time).

Q: How many shares of common stock can vote?

A: There were 36,633,490 shares of our common stock outstanding as of the close of business on the Record Date. Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by him, her or it that has voting power upon each matter considered at the Annual Meeting. Our stockholders do not have the right to cumulate their votes in the election of directors.

Q: How do I vote my shares?

A: The answer depends on whether you own your shares of our common stock directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of our common stock directly (i.e., you are a “registered stockholder”), your proxy is being solicited directly by us, and you can vote at the Annual Meeting or by proxy whether or not you attend the Annual Meeting virtually.

If you wish to vote over the internet, go to www.proxyvote.com and log in using your unique control number that was included in the Notice. Internet voting is available 24 hours a day.

If you wish to vote by mail, please request a paper copy of the materials, which will include a proxy card. Please promptly complete, sign and return your proxy card to our transfer agent to ensure that it is received prior to the closing of the polls at the Annual Meeting:

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR ALL” of the three Class I director nominees, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm and “FOR” the advisory vote on executive compensation. Unsigned proxy cards will not be counted.

If you wish to vote in person at the meeting, go to www.virtualshareholdermeeting.com/MRNS2021 and enter your unique control number that was included in the Notice. Once properly admitted to the Annual Meeting, you will be able to vote your shares by following the instructions that will be available on the Annual Meeting website.

In each case, the vote must be submitted no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Annual Meeting, or adjournment thereof. The chair of the Annual Meeting may waive the proxy cut-off without notice. If the proxy is not dated, it will be deemed to be submitted seven calendar days after the date on which it was mailed to you.

If you hold your shares of our common stock through a broker, bank or other nominee, a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker, bank or other nominee?” below.

If you wish to vote in person at the meeting, ballot buttons will be available at the virtual stockholder meeting website. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q: Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?

A: Yes. On the day of the Annual Meeting, please go to www.virtualshareholdermeeting.com/MRNS2021 and log in using the control number that was included in the Notice. You will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers. You will only be able to participate in this manner if you log in with your control number.

Q: Can I submit a question for the Annual Meeting?

A: Stockholders who attend the Annual Meeting and log in as a stockholder using their control number will have an opportunity to submit questions in writing during a portion of the Annual Meeting. Instructions for submitting a question during the Annual Meeting will be provided on the Annual Meeting website. We will endeavor to answer as many submitted questions as time permits; however, we reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting but cannot be answered during the Annual Meeting due to time constraints will be answered and posted on our Investor Relations website, www.ir.marinuspharma.com, as soon as practicable after the Annual Meeting.

Q: What should I do if I need technical supporting during the Annual Meeting?

A: The Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should ensure they have a strong internet connection, allow plenty of time to log in, and can hear streaming audio prior to the start of the Annual Meeting.

If you experience any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call the toll-free number that will be available on our virtual stockholder login site (at www.virtualshareholdermeeting.com/MRNS2021) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 10 minutes prior to the start of the Annual Meeting, and the technicians will be available through the conclusion of the Annual Meeting. Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available on the Annual Meeting website.

Q: What is a proxy?

A: A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies, Scott Braunstein, M.D., our President and Chief Executive Officer, and Martha E. Manning, Esq., our Vice President, General Counsel and Corporate Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q: What is the effect if I fail to give voting instructions to my broker, bank or other nominee?

A: If your shares of our common stock are held by a broker, bank or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for Proposals 1, 2, and 3 in order for your shares to be counted. If you hold your shares of our common stock in one of these ways, you are considered the beneficial owner of shares held in street name, and these Proxy Materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use to direct your broker, bank or other nominee on how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee.

Brokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to “non-routine” matters, including the election of directors and the advisory vote on executive compensation. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.”

In the event of a broker non-vote, such beneficial owners’ shares of common stock will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present but otherwise will not be counted. Thus, a broker non-vote or an abstention will make a quorum more readily obtainable, but a broker non-vote or an abstention will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast, and a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the shares present in person or by proxy and entitled to vote. An abstention with respect to a proposal that requires the affirmative vote of a majority of outstanding shares or a majority of the shares present in person or by proxy and entitled to vote will, however, have the same effect as a vote against the proposal. See “What vote is required to approve each proposal?” below.

We encourage you to provide voting instructions to the organization that holds your shares.

Q: What if I want to change my vote or revoke my proxy?

A: A registered stockholder may change his, her or its vote or revoke his, her or its proxy at any time before the Annual Meeting by (i) going to www.proxyvote.com and logging in using your unique control number that was included in the Notice, (ii) attending and voting at the Annual Meeting or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail, Internet or at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your broker, bank or other nominee. Please note that attendance at the Annual Meeting alone will not cause your previously granted proxy or voting instructions to be revoked unless you specifically so request or vote at the Annual Meeting.

Q: What is a quorum?

A: The holders of one-third of the 36,633,490 shares of common stock outstanding as of the Record Date, either present by remote communication or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the Annual Meeting will be adjourned until a quorum is obtained. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q: What vote is required to approve each proposal?

A:

1.	Proposal 1 - Election of Class I directors: Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instruction card. A plurality of the votes of the holders of the shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors is required for the election of the director nominees to our Board as Class I directors. This means that the three director nominees with the most votes will be elected. You may choose to vote or withhold your vote for one or more of such nominees. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.

2.	Proposal 2 - Ratification of the appointment of EY as our independent registered public accounting firm for 2021: Votes may be cast: FOR, AGAINST or ABSTAIN. The affirmative vote of the holders of the majority of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. Abstentions with respect to this proposal will have the effect of votes “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.

3.	Proposal 3 - Advisory vote on executive compensation: Votes may be cast: FOR, AGAINST or ABSTAIN. The affirmative vote of the holders of the majority of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. Abstentions with respect to this proposal will have the effect of votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Although this is an advisory vote, our Board will consider the results of this proposal when considering future decisions related to such proposal.

Q: How does the Board recommend that I vote on each of the proposals?

A: Our Board unanimously recommends that stockholders vote “FOR ALL” for Proposal 1 and “FOR” Proposals 2 and 3.

Q: How many shares of our common stock do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A: Directors and executive officers, who, as of the Record Date, had beneficial ownership of approximately 3.5% of our outstanding shares of common stock, are expected to vote, or direct the voting of their shares, “FOR ALL” for Proposal 1 and “FOR” Proposals 2 and 3.

Q: Who will count the votes, and is my vote confidential?

A: Martha E. Manning, Esq., our Vice President, General Counsel and Corporate Secretary will count the votes cast at the Annual Meeting and will serve as the inspector of election. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q: Who can attend the Annual Meeting?

A: All stockholders are invited to attend the Annual Meeting. However, if you are the beneficial owner of shares of our common stock held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q: How will proxies be solicited and who will pay the cost of the proxy solicitation?

A: The solicitation of proxies will be primarily by mail, but our directors, officers and other employees may also solicit proxies personally or by telephone but will receive no special compensation for doing so. We will bear all costs of the solicitation, including the printing, handling and mailing of the Annual Meeting materials. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Proxy Materials to our stockholders, if any.

Q: Where can I find the voting results?

A: Final voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) on EDGAR at https://www.sec.gov within four business days of the Annual Meeting.

Q: Who is the independent registered public accounting firm, and will it be represented at the Annual Meeting?

A: EY served as our independent registered public accounting firm for the fiscal year ended December 31, 2020 and audited our consolidated financial statements for such fiscal year. EY has been appointed by the audit committee of our Board (the “Audit Committee”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We expect that one or more representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Q: Why are we being asked to ratify the appointment of Ernst & Young LLP?

A: Although stockholder approval of the Audit Committee’s appointment of EY as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of EY, but will not be required to take any action.

BOARD OF DIRECTORS

Our Board currently consists of nine members. Upon election of the three nominees for Class I director below at the Annual Meeting, our Board will continue to consist of nine members. Our Certificate of Incorporation and our Amended and Restated Bylaws (“Bylaws”) divide our Board into three classes with staggered three-year terms. In addition, the Bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Under our Certificate of Incorporation and Bylaws, any vacancy on our Board, including a vacancy resulting from an increase in the size of our Board, may be filled only by vote of a majority of our directors then in office unless our Board determines by resolution that any such vacancy shall be filled by stockholders. Furthermore, our Bylaws provide that the authorized number of directors may be changed only by a resolution of our Board.

Biographical information regarding the business experience of each of our directors, including the three nominees for Class I director, and the primary aspects of each of our directors’ experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board is set forth below:

Nominees	Age
Class I Directors:
Michael R. Dougherty	63
Elan Ezickson	57
Charles Austin	65

Other Directors	Age
Class II Directors:
Scott Braunstein	57
Seth H.Z. Fischer	64
Nicole Vitullo, Chairman of the Board	63

Class III Directors:
Enrique J. Carrazana	59
Tim M. Mayleben	60
Saraswathy V. Nochur, Ph.D	60

Nominees for Election to the Board of three Class I Directors for a Three-Year Term Expiring at the 2024 Annual Meeting

Michael R. Dougherty has served on our Board since February 2017. Mr. Dougherty has over 35 years of experience in the biopharmaceutical industry, most recently serving as executive chairman of Celator Pharmaceuticals, Inc. (Celator) from August 2015 to July 2016, where he also served as a director from July 2013 to July 2016. Mr. Dougherty has continued to serve on the boards of directors of life science companies since leaving Celator in July 2016. Mr. Dougherty previously served in a variety of senior positions in the industry, including as chief executive officer at Kalidex Pharmaceuticals, Inc., president and chief executive officer at Adolor Corporation; president and chief operating officer at Genomics Collaborative, Inc.; president and chief executive officer at Genaera Corporation, and chief financial officer at Centocor, Inc. Mr. Dougherty is currently on the board of directors at Trevena, Inc. (Nasdaq: TRVN) and Idera Pharmaceuticals, Inc. (Nasdaq: IDRA), and previously served on the boards of directors of Foundation Medicine, Inc., Aviragen Therapeutics, Inc., Cempra, Inc., and Viropharma Incorporated. Mr. Dougherty received a bachelor’s degree in Accounting from Villanova University.

Skills and Qualifications

Our Board believes Mr. Dougherty’s extensive experience in executive leadership, finance and operations within the life sciences industry and his qualification as a “financial expert” qualifies him to serve on our Board.

Board Committees: Audit Committee (Chair)

Elan Ezickson has served on our Board since December 2019. Mr. Ezickson brings extensive biopharmaceutical operational, strategic and capital formation expertise to our Board. From August 2020 to March 2021, Mr. Ezickson served as the Founding CEO and member of the Board of Sporos Bioventures (Sporos), a newly-funded, private biotechnology company dedicated to developing a pipeline of innovative therapeutics in the fields of oncology and immunology. Prior to Sporos, he served as the Chief Operating Officer and head of corporate development at Scholar Rock Holding Corporation (Nasdaq: SRRK), a clinical stage biotechnology company focused on novel oncology and rare disease treatments, from August 2014 until his retirement from Scholar Rock in December 2018. At Scholar Rock, Mr. Ezickson directed corporate development, operations and strategy, and played a significant role in corporate finance, leading the company’s initial public offering. Prior to joining Scholar Rock, Mr. Ezickson served as Executive Vice President and Chief Operating Officer of AVEO Pharmaceuticals, Inc. (Nasdaq: AVEO). Prior to AVEO, Mr. Ezickson was at Biogen Inc. (Nasdaq: BIIB) in roles that included President of Biogen Canada, Program Executive and Associate General Counsel. Mr. Ezickson currently serves on the board of directors of Carmine Therapeutics, a private biotechnology company pioneering a new class of gene therapies. Mr. Ezickson served on the board of directors of Ziopharm Oncology Inc. (Nasdaq: ZIOP), a clinical stage biotechnology company, from September 2018 to December 2020. Mr. Ezickson holds a Bachelor of Arts degree in political science from Yale University and a Juris Doctorate from the Columbia University School of Law.

Skills and Qualifications

Our Board believes Mr. Ezickson’s extensive biopharmaceutical experience in operations, commercial, corporate development, strategy and capital formation qualifies him to serve on our Board.

Board Committees: Nominating and Governance Committee (Chair); Audit Committee (Member)

Charles Austin was appointed to our Board on July 29, 2020. Mr. Austin has more than 25 years of experience in the life sciences sector. He was with Johnson & Johnson for 26 years and retired in March 2014. During his tenure at Johnson & Johnson, he held numerous roles in supply chain operations, research and development, and engineering Most recently, Mr. Austin served as Corporate Vice President, Global Supply Chain at Johnson & Johnson, where he was a member of the Johnson & Johnson Management Committee and was responsible for all manufacturing, logistics, quality, compliance, direct procurement, environmental, health and safety, and engineering and real estate for the corporation. He served as Company Group Chairman of Ethicon Surgical Care – a Johnson & Johnson Company, where he helped combine four separate operating units and re-engineer a global commercial model. Mr. Austin currently serves on two private company boards in the medical and consumer spaces and is a principal in JKA Consulting, a San Diego-based firm focused on the medical space. Mr. Austin obtained a Bachelor of Science in Engineering from the United States Military Academy, West Point, New York, and served in the United States Army for over nine years. Mr. Austin was recommended to our Board by a nonemployee director.

Skills and Qualifications

Our Board believes Mr. Austin’s extensive experience in the life sciences industry, including in commercial, research, pharmaceutical operations, manufacturing, supply chain, logistics, quality and compliance qualifies him to serve on our Board.

Board Committees: Nominating and Governance Committee (Member)

Class II Directors Continuing in Office for a Term Expiring at the 2022 Annual Meeting

Scott Braunstein, M.D. has served on our Board since September 2018. He was appointed Executive Chairman of our Board in February 2019 and was appointed President and Chief Executive Officer in August 2019, at which time he remained on our Board but no longer as Executive Chairman. Dr. Braunstein brings over 20 years of knowledge and experience from diverse biotechnology and pharmaceutical industry vantage points. He has served as an operating partner at Aisling Capital since 2015. From 2015 to 2018, he served as Chief Operating Officer at Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), a specialty pharmaceutical company focused on the acute care setting. Prior to Pacira, he served as a healthcare portfolio manager at Everpoint Asset Management from 2014 to 2015 and spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and managing director in the

U.S. Equity team, and as portfolio manager of the JP Morgan Global Healthcare Fund responsible for managing investments in pharmaceuticals, biotechnology, and medical devices. Dr. Braunstein is currently on the board of directors of Constellation Pharmaceuticals, Inc. (Nasdaq: CNST) and Trevena Inc. (Nasdaq: TRVN). Dr. Braunstein previously served on the boards of directors of Esperion Therapeutics, Inc. (Nasdaq: ESPR) (June 2015 to April 2020), Ziopharm Oncology Inc. (Nasdaq: ZIOP) (September 2018 to November 2020) and Protara Therapeutics, Inc. (Nasdaq: TARA) (May 2018 to July 2020). Dr. Braunstein began his career as a practicing physician at the Summit Medical Group and as an assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. He earned his medical degree from the Albert Einstein College of Medicine and his undergraduate degree at Cornell University.

Skills and Qualifications

Our Board believes Dr. Braunstein’s extensive experience in the pharmaceutical industry and healthcare portfolio management, as well as his role as our president and chief executive officer and his knowledge of the company, qualifies him to serve on our Board.

Board Committees: None

Seth H.Z. Fischer has served on our Board since September 2016. Since his retirement in 2017, Mr. Fischer has served as an advisor to life sciences companies, including MedHab, LLC, a device company specializing in the development and delivery of wearable devices employing remote technology. From 2013 until his retirement in 2017, he served as Chief Executive Officer and a Director of Vivus, Inc. (Nasdaq: VVUS), a publicly traded biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, diabetes, sleep apnea, and sexual health. He has also previously served in positions of increasing responsibility with Johnson & Johnson from 1983 until he left the organization in 2012. Most recently, Mr. Fischer served as Company Group Chairman, Johnson & Johnson and Worldwide Franchise Chairman, Cordis Corporation from 2008 to 2012, and as Company Group Chairman, North America Pharmaceuticals from 2004 to 2007, which included responsibilities for Ortho-McNeil Pharmaceuticals LLC, Janssen Pharmaceuticals Inc. and Scios, Inc. Prior to that, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals LLC from 2000 to 2004. His operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraines and products in the neurologic, analgesic, anti-infective, cardiovascular, psychiatric and women’s health areas. Mr. Fischer serves as a member of the boards of directors of Agile Therapeutics, Inc. (Nasdaq: AGRX) and Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI). Mr. Fischer previously served on the board of directors of BioSig Technologies Inc. (Nasdaq: BSGM) (May 2013 to May 2019). He earned a bachelor’s degree in general studies from Ohio University and served as a captain in the U.S. Air Force.

Skills and Qualifications:

Our Board believes Mr. Fischer’s experience in pharmaceutical operations and commercialization in a wide range of therapeutics, including in epilepsy and migraines, qualifies him to serve on our Board.

Board Committees: Compensation Committee (Member)

Nicole Vitullo was appointed Chairman of our Board in August 2019 and has served on our Board since September 2005. Ms. Vitullo has been a Partner at Domain Associates since 2004 and has extensive experience in both public and private investing in biotech companies and liquidation/distribution strategies for public companies. For more than a decade, Ms. Vitullo was responsible for Domain Public Equity Partners L.P. (“Domain”), a fund focused on private investments in public companies. Prior to Domain, Ms. Vitullo was Senior Vice President at Rothschild Asset Management, Inc., where she had responsibility for the U.S. public market investments of International Biotechnology Trust plc and Biotechnology Investments Limited. Prior to that, Ms. Vitullo served as the director of corporate communications and investor relations at Cephalon, Inc., a publicly traded biotechnology company, and held a number of positions at Eastman Kodak (NYSE: KODK), including corporate development. Ms. Vitullo’s current board memberships include Antios Therapeutics, Inc., Exalys Therapeutics, BioScience Manager Pty Ltd, all of which are privately-held companies, and Esperion Therapeutics, Inc. (Nasdaq: ESPR). Previously, Ms. Vitullo served on the boards of directors of Achillion Pharmaceuticals (sold to Alexion Pharmaceuticals), Celator Pharmaceuticals (sold to Jazz Pharmaceuticals), and Durata Pharmaceuticals (sold to

Activas, Plc). Ms. Vitullo received her B.A. in mathematics and her M.B.A. in finance from University of Rochester.

Skills and Qualifications

Our Board believes Ms. Vitullo’s experience working with and serving on boards of directors of life sciences companies and working in the venture capital industry qualifies her to serve on our Board.

Board Committees: Nominating and Governance Committee (Member)

Class III Directors Continuing in Office for a Term Expiring at the 2023 Annual Meeting

Enrique J. Carrazana, M.D. has served on our Board since November 2013. Dr. Carrazana has served as Chief Medical Officer of Neurelis, Inc. since April 2020. Before that, he served as a consultant to a number of life science companies starting in January 2016, including to Neurelis, Inc. from December 2016 to April 2020, and served as a consultant for a number of other life science companies from January 2016 to December 2016. Dr. Carrazana is the former Chief Medical Officer of Acorda Therapeutics, Inc. (Nasdaq: ACOR), a position he held from October 2011 to January 2016, and was responsible for the management of drug development programs and regulatory filings, as well as the company’s medical affairs and drug safety departments. Previously, Dr. Carrazana held various medical leadership roles at Novartis International AG (NYSE: NVS), where his last role was Vice President, Global Head Development Established Medicines Franchise based in Basel, Switzerland. He was also Director of the Epilepsy Center of Excellence at the Miami Veterans’ Administration (VA) Hospital and Associate Professor of Neurology at the University of Miami Miller School of Medicine. Dr. Carrazana currently serves on the board of directors of Hawaii Biotech, Inc. Dr. Carrazana is a board-certified neurologist with more than 20 years of experience in the pharmaceutical industry and clinical practice. He has presented on and published a wide range of research on various neurology topics, with an emphasis on epilepsy. Dr. Carrazana received his M.D. from the Harvard Medical School and completed his residency in neurology and fellowship in neurophysiology at the Harvard Longwood Neurology Program.

Skills and Qualifications

Our Board believes Dr. Carrazana’s medical background and experience in pharmaceutical development qualifies him to serve on our Board.

Board Committees: Compensation Committee (Member)

Tim M. Mayleben has served on our Board since December 2008 and served as Lead Independent Director from 2017 to February 2019. Since December 2012, Mr. Mayleben has served as President, CEO and a director of Esperion Therapeutics, Inc. (Nasdaq: ESPR), a pharmaceutical company focused on the development and commercialization of therapies for the treatment of elevated levels of LDL-cholesterol. Mr. Mayleben has more than a decade of executive leadership experience in the life sciences industry, including as former President, CEO and a director of Vericel Corporation (formerly Aastrom Biosciences, Inc.), former President, COO and a director of Virtual Radiologics, Inc. (formerly NightHawk Radiology Holdings, Inc.) (Nasdaq: VCEL) and former COO and CFO of the original Esperion Therapeutics, Inc. until its acquisition by Pfizer, Inc. (NYSE: PFE) in 2004. He is also non-executive chairman of the board of directors of Kaleo, Inc., a pharmaceutical company operating in the drug and medical device industries. Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business.

Skills and Qualifications

Our Board believes Mr. Mayleben’s experience in the life sciences industry, including his prior experience serving as an executive and director of public companies in the pharmaceutical and biotechnology industries and his qualifications as a financial expert, qualifies him to serve on our Board.

Board Committees: Compensation Committee (Chair); Audit Committee (Member)

Saraswathy V. Nochur has served on our Board since March 2021. Since 2006, Dr. Nochur served in roles of increasing responsibility within the regulatory department of Alnylam Pharmaceuticals, Inc. (Alnylam). She joined Alnylam as Vice President and Head of Regulatory Affairs in 2006 and rose to be Chief Regulatory Officer in

March 2018, a role she held until December 2020, while also a member of the Management Board of Alnylam. In January 2021, she was appointed Chief Diversity, Equity and Inclusion Officer for Alnylam. Prior to joining Alnylam, Dr. Nochur was employed by the Medicines Company in regulatory affairs where she rose to the position of Vice President of Regulatory Affairs. Since January 2021, she has served as the chair of the board of Hospitality Homes, a non-profit organization that provides free short-term housing in volunteer host homes and apartments for families and friends of patients seeking care at Boston-area healthcare organizations. Dr. Nochur received her B.S. in Microbiology and Chemistry and M.S. in Microbiology from the University of Bombay, India and her Ph.D. in Biochemical Engineering at the Massachusetts Institute of Technology, Cambridge, MA.

Skills and Qualifications

Our Board believes Dr. Nochur’s experience in the life sciences industry, including her extensive experience in drug development and the regulatory approval process, qualifies her to serve on our Board.

Board Committees: None

No Family Relationships

There are no family relationships between any of our executive officers, directors or director nominees.

CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Our Board of Directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Complete copies of our corporate governance guidelines, committee charters and Code of Business Conduct and Ethics described below are available on our website at www.marinuspharma.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, 100 Matsonford Rd., Suite 500, Radnor, PA 19087. Note that the inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Corporate Governance Highlights

➢	8 out of 9 of our current directors are independent;
➢	Independent directors hold regular executive sessions;
➢	All Board committees are comprised solely of independent committee members;
➢	Our Board is diverse in terms of tenure, gender, experience and skills;
➢	We conduct annual Board and committee self-evaluations;
➢	Our full Board and its committees participate in risk oversight;
➢	Our Board and its committees may engage outside advisors independently of management;
➢	Our independent compensation consultant reports directly to our compensation committee;
➢	We have a strict policy of no pledging or hedging of company shares; and
➢	We seek annual advisory approval of executive compensation by stockholders.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Marinus and our stockholders. These guidelines provide a framework for the conduct of our Board’s business, and provide, among other things, that:

●	the principal responsibility of the directors is to oversee management of the Company;
●	a majority of the members of our Board shall be independent directors;
●	the independent directors meet regularly in executive session;
●	directors have access to senior executives and, as necessary and appropriate, independent advisors;
●	our Board apply the criteria for director nominations set forth therein; and
●	at least annually, our Board and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Our Environmental Sustainability and Social Responsibility Efforts

At Marinus, we are committed to acting as responsible corporate citizens in all aspects of our business in a manner that promotes the sustainability of the world in which we work and live. We believe in integrating environmental, social, and governance considerations into our business strategy and we evaluate, on an ongoing basis, whether our resources are being managed in a manner consistent with enhancing stockholder value, including through taking into account ethical considerations and corporate social responsibility.

As a company developing medications for patients with rare seizure disorders, we are aware that there are situations in which patients will not be eligible for our clinical trials and for whom there are limited options for alternative therapies. As part of our commitment to patients, we have developed a Compassionate Use Program that complies with local laws and regulations to provide patients with access to our investigational therapies under appropriate circumstances. Our Compassionate Use Policy is posted on our website under “Science & Pipeline - Medical Affairs.”

With patients at the forefront of our mission, we have also made it a priority to collaborate with and support patient advocacy organizations to increase disease awareness and education, promote earlier diagnosis, and advance new therapies. We are committed to patient advocacy and work with many different patient advocacy organizations for patients with epilepsy and seizure disorders. We are also committed to supporting community endeavors that promote and improve the understanding of these rare diseases.

As we continue to grow, we are focused on reaching out to and listening to our employees. Over the past 12 months, we have tripled our number of employees and have redesigned our approach to employee engagement to accommodate an entirely virtual work environment. During the same period, we developed an updated set of Leadership Competencies, surveyed the employee population, created an employee-led Culture Committee, conducted Employee Focus Groups, and hosted our first Diversity, Equity and Inclusion initiative.

Our guiding principles are Commitment, Innovation and Community, and it is these principles that are at the center of our corporate culture. In the last year, our employees donated their time and talents in support of several local non-profit and needs-based organizations, showing our strong commitment to the community in which we live and work.

We believe we should be stewards of responsibility to make decisions and align with suppliers and vendors who are committed to the identification and mitigation of potential ecological and socials risks. We seek to engage with vendors that promote ethical behavior, corporate responsibility and environmental sustainability.

Board and Committees

Director Independence

Our Board has determined: (i) that all of our directors, except Scott Braunstein, are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market LLC (“Nasdaq”) listing rules (the “Nasdaq Stock Market Rules”); (ii) that Tim M. Mayleben, Michael R. Dougherty and Elan Ezickson meet the additional test for independence for audit committee members imposed by Rule 10A-3 under the Securities Act of 1933, as amended (the “Securities Act”) and Section 5605(c)(2)(A) of the Nasdaq Stock Market Rules; and (iii) that Enrique J. Carrazana, Tim Mayleben, and Seth H.Z. Fischer meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2) of the Nasdaq Stock Market Rules. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and any previous consulting arrangements we had with any of our directors.

Board Meetings and Annual Meeting Attendance

During the year ended December 31, 2020, our Board held a total of 9 meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Directors are strongly encouraged, but not required, to attend the Annual Meeting. Three of our then-current directors attended our 2020 Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

We seek to maintain an appropriate balance between management and our Board. Our Board does not have a policy regarding the separation of the offices of Chairman of our Board and Chief Executive Officer. Our Board

believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of our Board and Chief Executive Officer, as from time to time it may be in our best interests. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of our Board with Dr. Braunstein serving as our Chief Executive Officer and Ms. Vitullo serving as Chairman of our Board. Our Board believes that the separation of the positions of Chief Executive Officer and Chairman of our Board reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

Our Board meets regularly in executive sessions of the directors without those directors who are also our executive officers. The Chairman of our Board leads these sessions of independent directors.

Management regularly reports on any potential material risks to our Board at its meetings. Our Chief Executive Officer, Chief Financial Officer, General Counsel and other senior executives provide these routine reports. Management reports regularly to the full Board, which also considers our material risks, with input from our various Board committees. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our Board leadership structure supports this approach.

Board Committees

Our Board has a standing audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating and governance committee (the “Nominating Committee”). The current members of our Audit Committee are Elan Ezickson, Michael R. Dougherty, and Tim M. Mayleben, with Michael R. Dougherty serving as Chair. The current members of our Compensation Committee are Enrique J. Carrazana, Tim M. Mayleben and Seth H.Z. Fischer, with Tim M. Mayleben serving as Chair. The current members of our Nominating Committee are Elan Ezickson, Chuck Austin and Nicole Vitullo, with Elan Ezickson serving as Chair.

In compliance with the Nasdaq Stock Market Rules, all of the members of our Audit Committee, Compensation Committee and Nominating Committee are independent under the applicable independence standards for such committee.

Audit Committee

Our Audit Committee operates under a formal charter adopted by our Board that governs its responsibilities. A current copy of our Audit Committee’s charter can be obtained free of charge from our website, www.marinuspharma.com.

Our Audit Committee met four (4) times in 2020.

The primary purpose of our Audit Committee is to assist our Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements and internal control over financial reporting, as applicable, our compliance with legal and regulatory requirements, and our programs for identifying, evaluating and controlling significant risks. The functions of our Audit Committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to conduct the annual audit of our financial statements and internal control over financial reporting, as applicable, and monitoring its independence and performance;

●	reviewing and approving the planned scope of the annual audit and the results of the annual audit;

●	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

●	reviewing the significant applicable accounting and reporting principles to understand their impact on our financial statements;

●	reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;

●	reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

●	reviewing potential conflicts of interest under and violations of our Code of Business Conduct and Ethics;

●	establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

●	reviewing and approving related-party transactions; and

●	reviewing and evaluating, at least annually, our Audit Committee’s charter.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must be qualified as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and have financial sophistication in accordance with the Nasdaq Stock Market Rules. Our Board has determined that Tim M. Mayleben and Michael R. Dougherty both qualify as audit committee financial experts. For the relevant experience of Mr. Mayleben and Mr. Dougherty which qualifies each of them as an audit committee financial expert, please see their biographical information under the “Board of Directors” Section.

Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Audit Committee receives regular reports on risks facing the company at each meeting, including on cybersecurity. For information on audit fees, see “Proposal 3: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2021.”

Compensation Committee

Our Compensation Committee operates under a formal charter adopted by our Board that governs its responsibilities. A current copy of our Compensation Committee’s charter can be obtained free of charge from our website, www.marinuspharma.com.

Our Compensation Committee met three (3) times in 2020.

The primary purpose of our Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

●	reviewing, approving and implementing competitive compensation policies to attract and retain key personnel;

●	reviewing, formulating policy for, and determining the compensation of our executive officers;

●	reviewing and recommending to our Board the compensation of our directors;

●	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;

●	if required from time to time, reviewing with management our disclosures under the “Compensation Discussion and Analysis” section of our proxy statements and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC;

●	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;

●	engaging independent compensation consultants or other advisors it deems appropriate to assist with its duties;

●	reviewing and evaluating, at least annually, our Compensation Committee’s charter; and

●	reviewing the results of the stockholder advisory votes on executive compensation and considering these results in connection with the determination of executive compensation.

The agenda for each meeting of our Compensation Committee is usually developed by the Chair of our Compensation Committee in consultation with our Chief Executive Officer. Our Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in our Compensation Committee meetings. No executive officer may participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding the compensation for such executive officer. Our Chief Executive Officer provides recommendations to our Compensation Committee with respect to executive officer compensation, other than his own compensation. Our Compensation Committee takes into consideration our Chief Executive Officer’s input in granting annual bonuses or equity awards and setting compensation levels with respect to executive officers other than himself. With respect to our Chief Executive Officer’s compensation, our Compensation Committee evaluates our Chief Executive Officer’s performance in light of pre-established goals and objectives and recommends to our Board the compensation level of our Chief Executive Officer based on this evaluation. The Chief Executive Officer may not be present during voting or deliberations on his compensation.

The charter of our Compensation Committee grants our Compensation Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, our Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Our Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent compensation consultant, during the fiscal year ended December 31, 2020 to provide comparative data on executive and non-employee director compensation practices in our industry and to advise our Compensation Committee on our executive officer and non-employee director compensation and equity plan programs generally. Our Compensation Committee retains the sole authority to direct, terminate or engage Compensia’s services. Other than the services for which Compensia was engaged by our Compensation Committee, Compensia did not provide any other services to us.

Our Compensation Committee is responsible for making determinations, or making recommendations to our Board, regarding compensation of executive officers, making changes to pre-approved salary ranges, salary increases, equity awards, incentive payments and pre-approved equity ranges for new hires, and making material changes to benefits offered to our employees. In addition, our Compensation Committee is responsible for making recommendations to our Board regarding the compensation of directors. Our Compensation Committee also administers our equity-based plans.

Pursuant to the 2014 Plan, our Board may, to the extent permitted by applicable law, delegate to one or more of our executive officers the power to grant stock options or other stock awards pursuant to such equity-based plan to employees who are not our directors or executive officers, pursuant to the terms set forth in the 2014 Plan. Our Compensation Committee may also form and delegate authority to one or more subcommittees composed solely of one or more members of the Compensation Committee as it deems appropriate from time to time under the circumstances, pursuant to the terms set forth in the Compensation Committee’s charter.

Nominating Committee

Our Nominating Committee operates under a formal charter adopted by our Board that governs its responsibilities. A current copy of our Nominating Committee’s charter can be obtained free of charge from our website, www.marinuspharma.com.

Our Nominating Committee met four (4) times in 2020.

The primary purpose of our Nominating Committee is to assist our Board in identifying nominees for election to our Board, consistent with the qualifications and criteria approved by our Board, and to promote the implementation of sound corporate governance principles and practices. The functions of our Nominating Committee include, among other things:

●	assisting our Board in identifying, reviewing and evaluating candidates to serve on our Board consistent with the qualifications and criteria approved by our Board;

●	overseeing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board any changes to such principles;

●	reviewing, assessing and otherwise making recommendations to our Board regarding the adequacy of our Certificate of Incorporation, By-laws and any other policies relating to our corporate governance, as appropriate;

●	developing and recommending to our Board an annual self-evaluation process for our Board and overseeing the annual self-evaluation process;

●	monitoring, reviewing and evaluating any change of circumstances or actual or potential conflict of interest relating to any director and advising our Board as to our findings;

●	assessing our Board’s composition on an annual basis, including the size, diversity, age, skills and experience of our Board’s members;

●	advising our Board on candidates for the position of chief executive officer and other executive offices; and

●	reviewing and evaluating, at least annually, our Nominating Committee’s charter.

While our Nominating Committee does not have a formal diversity “policy,” our Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. Our corporate governance guidelines require that any search firm retained to assist the Nominating Committee in seeking candidates for our Board be instructed to strive to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise.

Our Nominating Committee identifies candidates through a variety of means, including recommendations from members of our Board and suggestions from our management, including our Chief Executive Officer. In addition, our Nominating Committee considers candidates recommended by third parties, including stockholders. Our Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board and management.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board. However, at a minimum, our corporate governance guidelines provide that each nominee exhibit high standards of integrity, commitment and independence of thought and judgment. Our Board as a whole should contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests. Each nominee should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management and all relevant persons. Each nominee should be able to regularly attend and participate in meetings of our Board and its committees on which he or she serves, should have the interest and ability to understand the sometimes-conflicting interests of our various constituencies, which include stockholders, employees, governmental units and the general public, and to act in the best interests of all stockholders. Further, each nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

A stockholder wishing to nominate a person for election to our Board at any annual meeting at which our Board has determined that one or more directors will be elected must submit a written notice of his, her or its nomination of a candidate to the attention of our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087, providing:

●	the name, age, business address and residence address of such nominee;
●	the principal occupation or employment of such nominee;
●	the class and number of shares of each class of our capital stock that are owned of record and beneficially by such nominee;
●	the date or dates on which such shares were acquired and the investment intent of such acquisition;
●	a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by our Board;
●	such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected);
●	all information with respect to the stockholder that would be required to be set forth in a stockholder’s notice pursuant to our By-laws if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors in accordance with our By-laws; and
●	such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Pursuant to our Bylaws, the submission must be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date definitive proxy materials were first sent or given to stockholders with respect to the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder Communications with our Board

Stockholders who wish to communicate directly with our Board, or with a particular director, may send a letter addressed to our Secretary at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford

Road, Radnor, PA 19087. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of our Board or just certain specified individual directors. Our Secretary will make copies of all such letters and circulate them to the director(s) addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” Our Secretary will handle routine inquiries and requests for information. If our Secretary determines the communication is made for a valid purpose and is relevant to us and our business, our Secretary will forward such communication to the director(s) specified on the envelope, or if none, to our Chairman of our Board. At each regular meeting of our Board, our Secretary will present a summary of all stockholder communications received since the previous meeting that were not forwarded and will make those communications available to the directors upon request.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Every employee, executive officer and director is expected to be familiar with the Code of Business Conduct and Ethics and adhere to the principles and procedures set forth in the Code of Business Conduct and Ethics that apply to them. Our Audit Committee is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for employees, executive officers or directors. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from our website, www.marinuspharma.com, or by contacting our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087.

Anti-Hedging and Anti-Pledging Policy

We have an insider trading policy that is applicable to all of our directors, officers and employees that prohibits the hedging and pledging of our securities. The policy prohibits those individuals and their designees from engaging in any speculative transactions involving our securities, including the following activities: short sales of our securities; purchases or sales of puts, calls or other derivative securities based on our securities; purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; the purchase of our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. As such, our employees (including officers) and directors, and their designees, are prohibited from purchasing other financial instruments, and otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities (i) granted to the employee or director by us as part of the compensation of the employee or director or (ii) held, directly or indirectly, by the employee or director. Our full insider trading policy is on our website, www.marinuspharma.com.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board assists our Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm, EY, is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2020 with management. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Audit Committee:
Michael R. Dougherty, Chair
Elan Ezickson Tim M. Mayleben

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of the Record Date (except where otherwise noted) by:

●	each of our named executive officers (as that term is defined in the “Executive and Director Compensation” section of this Proxy Statement);

●	each of our directors and director nominees;

●	all current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 36,633,490 shares of our common stock outstanding as of the Record Date. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of our common stock underlying options and convertible preferred stock held by such person or group of persons that are currently exercisable or convertible, or will become exercisable or convertible by May 30, 2021, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% or greater stockholders:
Lion Point Capital, LP (1)	3,665,334	9.99%
250 W 55th St, 33rd Floor
New York, NY 10019
Avoro Capital Advisors LLC (2)	3,232,142	7.92%
110 Greene St., Suite 800
New York, NY 10012
Venrock Healthcare Capital Partners II, L.P. (3)	2,588,941	7.07%
7 Bryant Park, 23rd Floor
New York, NY 10018
Blackrock, Inc. (4)	2,080,091	5.68%
55 East 52nd Street
New York, NY 10055

Directors, Director Nominees and Named Executive Officers:

Scott Braunstein, M.D. (5)	409,945	1.1%
Edward F. Smith (6)	361,349	*
Joseph Hulihan, M.D. (7)	101,285	*
Enrique J. Carrazana, M.D. (8)	98,476	*
Nicole Vitullo (9)	73,192	*
Timothy M. Mayleben (10)	68,125	*
Seth H.Z. Fischer (11)	56,544	*
Michael R. Dougherty (12)	54,750	*
Elan Ezickson (13)	41,597	*
Chuck Austin (14)	11,736	*
Saraswathy V. Nochur (15)	1,833	*
All directors and current officers as a group (11 persons) (16)	1,278,832	3.5%

*	Denotes less than one percent of class.

(1)	Reference is made to Amendment No. 1 to Schedule 13G filed with the SEC by Lion Point Capital, LP on February 12, 2021. The number of shares beneficially owned by Lion Point Capital, LP, in the aggregate, is limited by a beneficial ownership limitation applicable to the conversion of Series A Participating Convertible Preferred Stock, which limits the number of shares Lion Point Capital, LP can beneficially own after the conversion of Series A Participating Convertible Preferred Stock to a maximum of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series A Participating Convertible Preferred Stock held by Lion Point Capital, LP; provided that, subject to certain limitations, by written notice to us, Lion Point Capital, LP may from time to time increase (but not decrease) the beneficial ownership limitation to any other percentage not in excess of 19.99% specified in such notice. As a result of such limitation, the number of shares beneficially owned does not include 903,600 shares of our common stock issuable upon the conversion of 4,518 Series A Participating Convertible Preferred Stock held by Lion Point Capital, LP. Lion Point Capital GP, LLC (“Lion Point GP”) is the general partner of Lion Point Master, LP. Lion Point Capital, LP is the investment manager to Lion Point Master, LP. Lion Point Holdings GP, LLC is the general partner of Lion Point Capital, LP. Didric Cederholm is a Founding Partner and Chief Investment Officer of each of Lion Point GP and Lion Point Capital, LP. Mr. Cederholm is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. James Freeman is a Founding Partner and Head of Research of each of Lion Point GP and Lion Point Capital, LP. Mr. Freeman is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. By virtue of these relationships, each of Lion Point GP, Lion Point Holdings GP, LLC, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by Lion Point Capital, LP.

(2)	Reference is made to Amendment No. 1 to Schedule 13G filed with the SEC by Avoro Capital Advisors LLC (“Avoro Capital”) and Behzad Aghazadeh on February 12, 2021. Avoro Capital is the investment advisor for Avoro Life Sciences Fund, LLC (“Avoro Life Sciences”) and has acquired the shares for investment purposes on behalf of Avoro Life Sciences. Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro Capital.

(3)	Reference is made to Amendment No. 2 to Schedule 13G filed with the SEC by Venrock Healthcare Capital Partners II, L.P. (“VHCP II LP”) on February 16, 2021. These shares are owned directly as follows: 273,308 shares are owned by VHCP II LP, 110,775 shares are owned by VHCP Co-Investment Holdings II, LLC, 1,410,202 shares are owned by Venrock Healthcare Capital Partners III, L.P., 140,985 shares owned by VHCP Co-Investment Holdings III, LLC and 653,671 shares owned by Venrock Healthcare Capital Partners EG, L.P. VHCP Management II, LLC is the general partner of VHCP II LP and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the general partner of Venrock Healthcare Capital Partners EG, L.P. Nimish Shah and Bong Koh are the voting members of VHCP Management II, LLC and VHCP Management EG, LLC.

(4)	Reference is made to Schedule 13G filed with the SEC by BlackRock, Inc. on February 2, 2021.

(5)	Includes options to purchase 384,945 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(6)	Includes options to purchase 353,600 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021. Mr. Smith separated from us on March 9, 2021.

(7)	Includes options to purchase 101,285 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(8)	Includes options to purchase 96,488 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(9)	Includes options to purchase 69,500 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(10)	Includes options to purchase 57,000 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(11)	Includes options to purchase 55,850 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(12)	Includes options to purchase 54,188 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(13)	Includes options to purchase 41,597 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(14)	Includes options to purchase 11,736 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(15)	Includes options to purchase 1,833 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

(16)	Includes options to purchase 1,234,174 shares of common stock currently exercisable or exercisable within 60 days of March 30, 2021.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages:

Name	Age	Position(s)
Scott Braunstein, M.D.	57	President, Chief Executive Officer and Director
Steven Pfanstiel	49	Chief Financial Officer
Joseph Hulihan, M.D.	65	Chief Medical Officer
Martha E. Manning, Esq.	66	Vice President, General Counsel & Corporate Secretary

Scott Braunstein, M.D. has served as our President and Chief Executive Officer since August 2019. Please refer to the “Board of Directors” section in this Proxy Statement above for Dr. Braunstein’s biographical information.

Steven Pfanstiel, MBA, CMA has served as our Chief Financial Officer since April 2021. Mr. Pfanstiel previously served as Vice President, Finance, of LifeScan, Inc. (LifeScan), a diagnostic systems manufacturer with products focusing on the diabetes market, from January 2020 to March 2021, where he was responsible for supporting LifeScan’s global commercial and development organizations, as well as its financial planning analysis function and treasury. Before LifeScan, Mr. Pfanstiel served as Senior Director – FP&A of OptiNose, Inc. (Optinose), a publicly-traded specialty pharmaceutical company focused on creating and bringing to market innovative products for patients with diseases treated by ear, nose, and throat and allergy specialists, from February 2018 to January 2020. During his time at Optinose, Mr. Pfanstiel served as finance leader for the supply chain and R&D/clinical organizations and was responsible for the broader strategic finance analysis across the organization. From July 2016 to February 2018, Mr. Pfanstiel served as Senior Director – Global Strategic Marketing of DePuy Synthes Companies, a franchise of orthopedic and neurosurgery companies owned by Johnson & Johnson, where he provided financial leadership to the Global Orthopedics franchise and served as a member of the Orthopedics Global Management Board. From November 2013 to July 2016, Mr. Pfanstiel service as Senior Director – North America Commercial, Worldwide Financial Reporting, Strategic Marketing and R&D, for Animas Corporation and LifeScan, members of the Johnson & Johnson Family of Diabetes Companies, where he led the finance team transformation and implementation of a new business strategy with the diabetes leadership team. Earlier in his career, Mr. Pfanstiel held various finance positions for Johnson & Johnson, Janssen R&D and Ethicon Endo-Surgery. Mr. Pfanstiel received his B.A. in Physics from Wabash College, his M.S. in Environmental Systems Engineering from Clemson University and his MBA from Indiana University, Kelley School of Business.

Joseph Hulihan, MD has served as our Chief Medical Officer since October 2019. Dr. Hulihan brings close to 30 years of experience in clinical drug development, medical affairs and research in numerous conditions in neurology and psychiatry including epilepsy, ADHD, schizophrenia and mood disorders. He is a board-certified neurologist and clinical neurophysiologist. He was principal at Paradigm Neuroscience from 2015 until September 2019, where he provided consulting services including clinical and strategic support for neurotherapeutics in all phases of development. Prior to that, Dr. Hulihan spent 15 years at Johnson & Johnson in roles of increasing responsibility with a primary focus on neurology and psychiatry. Most recently he served as Global Medical Affairs Leader, Neuroscience (mood disorders) at Janssen Global Services, LLC. Other roles included Vice President, CNS Medical Affairs at Janssen and Director, CNS Research, Clinical Affairs at Ortho-McNeil Pharmaceutical. Dr. Hulihan has served as a principal investigator, member of the clinical development team, group supervisor, and study physician on more than 25 late-stage CNS focused clinical trials and authored more than 70 published papers. He received his medical degree from Drexel University School of Medicine, with Honors in Neurology.

Martha E. Manning, Esq. has served as our Vice President, General Counsel and Corporate Secretary since June 2020. Ms. Manning has spent over 30 years in the life sciences sector, providing legal advice for development stage and commercial biopharmaceutical companies. Ms. Manning was Executive Vice President, General Counsel and Secretary for Achillion Pharmaceuticals, Inc. (Achillion) from February 2016 through April 2020. Achillion was acquired by Alexion Pharmaceuticals, Inc. in January 2020. Prior to Achillion, Ms. Manning was General Counsel for ICeutica Inc., a private biopharmaceutical corporation from February 2013 to February 2016. Prior to that she was Chief Legal Officer for OraPharma, Inc. from May 2011 to October 2012. OraPharma, Inc. was acquired by Valeant Pharmaceuticals International, Inc. June 2012. She also served as Vice President and General Counsel for Sandoz, Inc. (Novartis) from 2008 to 2011. She began her legal career as an associate at the law firm of Morgan Lewis & Bockius. Ms. Manning earned her Juris Doctor degree from the University of Pennsylvania Law School and her Bachelor of Business Administration from the University of Massachusetts. She is a member of the Pennsylvania Bar.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2020 and 2019.

				Nonequity	All Other
			Option	incentive plan	Compensation
Name and Principal Position	Year	Salary ($) (4)	Awards ($) (5)	compensation ($) (6)	($)		Total ($)
Scott Braunstein, M.D.	2020	556,000	3,168,000	336,380	6,500	(7)	4,066,880
President, Chief Executive Officer and Director (1)	2019	313,334	1,683,200	228,300	20,850	(8)	2,245,684
Edward F. Smith	2020	410,000	1,346,400	131,200	28,891	(7)	1,916,491
Former Vice President, Chief Financial Officer and Treasurer (2)	2019	390,000	697,000	156,000	4,750	(7)	1,247,750
Joseph Hulihan, M.D. (3)	2020	306,167	712,800	180,400	2,305	(7)	1,201,672
Chief Medical Officer	2019	58,861	392,000	19,800	—		470,661

(1)	Dr. Braunstein was appointed Executive Chairman on February 26, 2019, and appointed President, Chief Executive Officer and Director on August 12, 2019.

(2)	Mr. Smith was Vice President, Chief Financial Officer and Treasurer of Marinus Pharmaceuticals, Inc. until he separated from us on March 9, 2021.

(3)	Dr. Hulihan was appointed Chief Medical Officer on October 26, 2019.

(4)	Represents the base salary earned by the named executive officer during 2020 and 2019, as applicable. For Dr. Braunstein, this amount includes the fees earned by him for his service as a director during 2019 prior to his appointment as Executive Chairman ($7,917).

(5)	This amount represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. For Dr. Braunstein, this amount includes the grant date fair value of the option award that was granted to him upon his appointment as Executive Chairman on February 26, 2019. Upon his appointment as

President, Chief Executive Officer and Director on August 12, 2019, the unvested portion of such option award was forfeited by Dr. Braunstein.

(6)	Represents performance bonus awards. The 2019 bonus award was paid in 2020. The 2020 bonus award was paid in January 2021.

(7)	Represents matching contributions pursuant to the officer’s participation in our 401(k) retirement plan.

(8)	This amount represents payment of $18,342 in housing costs for Dr. Braunstein, pursuant to his employment agreement, and $2,508 in matching contributions pursuant to Dr. Braunstein’s participation in our 401(k) retirement plan.

Compensation Philosophy and Objectives

We have a “pay-for-performance” executive compensation philosophy, which forms the basis for our Board’s and the Compensation Committee’s decisions regarding executive compensation. Our compensation program has three key objectives:

●	To attract, retain and motivate the best possible executive talent;
●	To tie short-term and long-term cash and equity incentives to achievements of measurable corporate and individual performance objectives; and
●	To align executive incentives with the creation of value for our stockholders.

Compensation Process

As noted previously in this Proxy Statement, our Compensation Committee has retained Compensia as its independent compensation consultant to assist in evaluating compensation of our executives and our non-employee directors. Our Compensation Committee reviews and recommends to our Board for approval the annual base salary, the annual non-equity incentive plan compensation and the equity awards for each of our executive officers.

Elements of Compensation

2020 Base Salaries

Base salaries for our named executive officers are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation in the compensation data we review for similar positions and the overall market demand for such executives. In setting base salaries, our Compensation Committee generally targets the 50th percentile of the salaries for executives in similar positions and with similar responsibilities within our peer group and in the companies of similar size to us represented in the compensation data our Compensation Committee reviews from Compensia.

The 2020 salary for Dr. Braunstein was $556,000, for Dr. Hulihan was $410,000, and for Mr. Smith was $410,000.

2021 Base Salaries

In addition to the 50th percentile target, as noted above, the Compensation Committee also reviewed the performance of our executives in setting base salaries for our executive officers for 2021.

Based on the market data and individual performance, the Compensation Committee recommended to our Board, and our Board approved the 2021 salaries for our named executive officers as follows:

Executive	2021 Base Salary
Scott Braunstein	$574,000
Joseph Hulihan	$449,000

Edward Smith (1)	$410,000

(1)	Mr. Smith separated from us on March 9, 2021.

Non-Equity Incentive Plan Compensation

Each of our named executive officers is eligible to receive an annual performance bonus based on the achievement of corporate objectives as determined by our Board. Each named executive officer is assigned a target bonus expressed as a percentage of his base salary. Actual bonus payments may be higher or lower than the target bonus amount, as determined by our Board, or a committee thereof. The target bonus amounts for 2020 for Dr. Braunstein, Mr. Smith and Dr. Hulihan were 55%, 40% and 40%, respectively.

For 2020, each of our named executive officers was eligible for an annual performance bonus based on the achievement of corporate objectives that were approved by our Board consisting primarily of:

(i)	advancement in the clinical development of ganaxolone for status epilepticus, including conducting an end of Phase 2 meeting with FDA, and development of the Phase 3 clinical trial protocol for refractory status epilepticus;
(ii)	manufacturing milestone achievements for intravenous (“IV”) ganaxolone;
(iii)	achieving positive top line results in our Phase 3 clinical trial of oral ganaxolone in CDKL5 deficiency disorder;
(iv)	obtaining Rare Pediatric Disease Designation for ganaxolone in CDKL5 deficiency disorder from FDA;
(v)	initiation of a Phase 2 clinical trial in tuberous sclerosis (TSC);
(vi)	review and evaluation of the PCDH19 clinical program; and
(vii)	being awarded a BARDA contract to develop IV ganaxolone for treatment of refractory status epilepticus caused by nerve agent exposure.

In awarding 2020 bonuses, our Board also recognized the named executive officers’ significant achievements in recruiting senior level and scientific talent to the Company, the building of operational infrastructure to support our growing operations, and the successful raising of capital. Based on the achievement of the foregoing objectives, our Board awarded a 110% achievement factor to achievement of the 2020 corporate goals and objectives. Actual bonus amounts paid with respect to 2020 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Option Awards Granted During 2020

On January 8, 2020, Dr. Braunstein, our President and Chief Executive Officer, received an option award to purchase 450,000 shares of our common stock with an exercise price of $8.28, which vests in equal monthly installments over 36 months beginning on January 31, 2020.

On January 8, 2020, Mr. Smith, our former Chief Financial Officer, received an option award to purchase 191,250 shares of our common stock with an exercise price of $8.28, which vests in equal monthly installments over 36 months beginning on January 31, 2020.

On January 8, 2020, Dr. Hulihan, our Chief Medical Officer, received an option award to purchase 101,250 shares of our common stock with an exercise price of $8.28, which vests in equal monthly installments over 36 months beginning on January 31, 2020.

Option Awards Granted In 2021

In January 2021, the Compensation Committee recommended, and our Board approved, based on 2020 performance, grants of stock option awards to certain of our named executive officers identified below. All grants were made at an exercise price of $12.60 per share, the closing market price per share on January 15, 2021, the date of grant. All grants vest in 36 equal monthly installments, commencing on January 31, 2021.

Executive	Stock Options Grant

Number of Shares
Scott Braunstein	290,000
Joseph Hulihan	115,000

401(k) Plan

We currently maintain a 401(k) plan for all of our employees, including our named executive officers. Under the terms of the 401(k) Plan, participating employees may defer up to 90% of their pre-tax salary provided such deferral is not in excess of the applicable statutory limits. On September 30, 2020, our Board approved the following changes to the 401(k) plan for all employees, including our named executive officers: (1) increasing the employer contribution from 25% of the first 8% to a safe harbor nonelective contribution of 3% of compensation, regardless of employee deferrals; (2) auto enrollment of all employees to support safe harbor plan requirements; (3) eligibility at the 1st of the month following hire date; (4) the inclusion of a discretionary profit sharing portion; and (5) with approval by the Board, additional discretionary contributions to employee accounts at the end of the plan year.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare programs to the same extent as all full-time employees generally and are entitled to 20 days of annual paid vacation in accordance with our vacation policy. We also provide our named executive officers and other employees with term life insurance and disability insurance at our expense.

Employment and Consulting Agreements

We have entered into employment agreements with all of our named executive officers. The following is a summary of the material terms of each employment and consulting agreement we have with each of our named executive officers, as applicable.

Scott Braunstein

On August 6, 2019, we entered into an amended and restated employment agreement with Scott Braunstein. The principal terms of Dr. Braunstein’s employment agreement are as set forth below and, subject to the terms of his employment agreement, Dr. Braunstein’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $537,500 per year;
●	annual performance bonus in an amount up to 50.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and
●	an initial grant of stock options exercisable for the purchase of 1,000,000 shares of our common stock, which vests in 48 substantially equal monthly installments.

Upon a termination of Dr. Braunstein’s employment by us without cause or a resignation by Dr. Braunstein for good reason, Dr. Braunstein is eligible to receive a continuation of his base salary for twelve months, with an accelerated payment of any balance upon a change in control as defined in his employment agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Braunstein is also eligible to receive payment of a pro-rated target bonus for the year of his termination and payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of twelve months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control.

Termination for “cause” under Dr. Braunstein’s employment agreement generally means termination of Dr. Braunstein by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) his intentional failure to perform any lawful duties assigned to him by our Board after receiving at least ten business days of advance written notice and the opportunity to cure to the satisfaction of our Board of an equivalent time period; (vi) his gross negligence or other misconduct that is materially injurious to us, monetarily or otherwise, including but not limited to any act or omission by him of fraud, theft, dishonesty, embezzlement, falsification of records or moral turpitude; (vii) his willful violation of the Bylaws, Code of Business Conduct and Ethics or other Company policy that is materially detrimental to our best interest, after receiving at least ten business days of advance written notice and a reasonable opportunity to cure of an equivalent time period; (viii) any continued or repeated absence from the Company, unless the absence is approved or excused by our Board or the result of his illness, disability or incapacity; or (ix) misappropriation of any of our funds or property, theft, embezzlement or fraud.

Termination for “good reason” under Dr. Braunstein’s employment agreement generally means termination by Dr. Braunstein for (i) a reassignment of Dr. Braunstein to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of his employment agreement; (iii) the demotion of Dr. Braunstein to a lesser position or a substantial diminution of Dr. Braunstein’s authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Dr. Braunstein is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Braunstein’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of employment with respect to Dr. Braunstein.

Edward F. Smith

Smith Employment Agreement

On August 3, 2016, we entered into an amended and restated employment agreement with Edward F. Smith, our Vice President, Chief Financial Officer, Treasurer and Secretary from August 3, 2016 to March 9, 2021. The principal terms of Mr. Smith’s employment agreement were as set forth below and, subject to the terms of his employment agreement, Mr. Smith’s base salary and bonus were subject to adjustment from time to time by our Board:

●	base salary of $360,500 per year;

●	annual performance bonus in an amount up to 40.0% of base salary based on the achievement of certain performance goals established by our Board or our Compensation Committee; and

●	stock options and awards as described below under the heading “Outstanding Equity Awards at Fiscal Year-End.”

Separation and Consulting Agreement and General Release

On March 9, 2021, we entered into a Separation and Consulting Agreement and General Release (the “Separation and Consulting Agreement”) with Edward F. Smith, our former Vice President, Chief Financial Officer and Treasurer, in connection with Mr. Smith’s separation. Mr. Smith’s last day of employment was March 9, 2021 (the “Separation Date”). The Separation and Consulting Agreement sets forth Mr. Smith’s separation benefits and the terms pursuant to which Mr. Smith will assist us in the transition of his roles and continue in a consulting capacity for a three-month period beginning as of the Separation Date (the “Consultancy Period”).

During the Consultancy Period, Mr. Smith will make himself reasonably available to perform services as reasonably requested by our Chief Executive Officer. In exchange, Mr. Smith will be entitled to receive a monthly fee of $34,167 during the Consultancy Period. Mr. Smith may terminate the Consultancy Period at any time upon written notice to us. We may terminate the Consultancy Period at any time for “Cause” (as defined in the Separation and Consulting Agreement) upon notice to Mr. Smith.

In addition, the Separation and Consulting Agreement provides for the following separation benefits, subject to Mr. Smith agreeing to a release of claims and complying with certain other continuing obligations contained therein:

●	we will pay Mr. Smith $307,500, which is equivalent to nine months of Mr. Smith’s base salary as of the Separation Date, payable in nine equal monthly installments in accordance with our usual compensation and payroll practices;
●	all of Mr. Smith’s unvested stock options immediately vested as of the Separation Date and became and will remain exercisable pursuant to each stock option’s terms until the earlier of (i) the one-year anniversary of the Separation Date and (ii) the end of the term of such stock option, in each case, subject to the terms and conditions of the applicable equity incentive plan and award agreements; and
●	if Mr. Smith timely elects to continue health care coverage under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) for himself and his eligible dependents, then we will pay that portion of Mr. Smith’s premiums for COBRA coverage that we were paying prior to the Separation Date for a period of nine months following the Separation Date or, if earlier, until the date Mr. Smith becomes eligible to receive substantially equivalent coverage from another employer.

In addition, we will pay to Mr. Smith all accrued salary and all accrued and unused vacation earned by Mr. Smith through the Separation Date, in accordance with our usual compensation and payroll practices.

Joseph Hulihan, M.D.

On October 25, 2019, we entered into an employment agreement with Dr. Hulihan. The principal terms of Dr. Hulihan’s employment agreement are as set forth below and, subject to the terms of his employment agreement, Dr. Hulihan’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $375,000 per year;

●	annual performance bonus in an amount up to 35.0% (increased to 40% effective April 15, 2020) of base salary based on the achievement of certain performance goals established by our Board or our Compensation Committee; and

●	stock options and awards as part of our equity incentive programs.

Upon a termination of Dr. Hulihan’s employment by us without cause or a resignation by Dr. Hulihan for good reason, Dr. Hulihan is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Hulihan is also eligible to receive payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control. All stock options and restricted stock awards granted to Dr. Hulihan that vest over time will, if his employment is terminated by us without cause or he resigns for good reason, in each case upon or during the twelve-month period that immediately follows a change in control, become fully vested upon the termination of his employment to the extent permitted by the terms of the applicable plan and his execution and delivery of a general release of claims.

Termination for “cause” under Dr. Hulihan’s employment agreement generally means termination of Dr. Hulihan by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of his employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for “good reason” under Dr. Hulihan’s employment agreement generally means termination by Dr. Hulihan for (i) any material failure by us to comply with any material term of his employment agreement; (ii) the demotion of Dr. Hulihan to a lesser position or a substantial diminution of Dr. Hulihan’s authority, duties or responsibilities or (iii) a material diminution of his base salary and benefits, except under certain limited circumstances.

Dr. Hulihan is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Hulihan’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for six months after the termination of this employment (with respect to central nervous system disorders and pediatric epilepsies) and 12 months (with respect to status epilepticus and any other “competitive business,” as defined in his employment agreement).

Change in Control Severance Plan

In November 2016, our Compensation Committee adopted the Marinus Pharmaceuticals, Inc. Change in Control Severance Plan (the “Severance Plan”) covering our employees. The purpose of the Severance Plan is to formalize, and maintain consistency in, our approach to change in control benefits provided to our employees.

The Plan provides for certain payments and benefits to a covered employee (i.e., any employee regularly scheduled to work at least 30 hours per week) whose employment with us ceases either during the two-year period following a “change in control” (as defined in the Severance Plan) of the Company or during the 90-day period immediately preceding the change in control due to (i) a termination without “cause” or (ii) a resignation for “good reason” (each as defined in the Severance Plan). In such circumstances, our Chief Executive Officer would receive: (i) a lump-sum payment equal to 24 months of his or her base salary, (ii) a lump-sum payment equal to his or her prorated bonus target plus the annual target bonus multiplied by 1.25 and (iii) a lump-sum payment equal to the aggregate dollar amount that we otherwise would have contributed toward his or her group health insurance coverage for 24 months. Named officers (i.e., the Chief Financial Officer, Chief Medical Officer and General Counsel) and vice presidents of the Company would receive: (i) a lump-sum payment equal to 18 months of the covered employee’s base salary, (ii) a lump-sum payment equal to the covered employee’s prorated bonus target plus the annual target bonus and (iii) a lump-sum payment equal to the aggregate dollar amount that we otherwise would have contributed toward the named officer or vice president’s group health insurance coverage for 18 months. In addition, subject to certain limited exceptions, all unvested equity and equity-based awards for each covered employee whose employment with us ceases during the two-year period following a “change in control” due to a termination without “cause” or a resignation for “good reason” shall become fully vested immediately prior to such cessation of service. A covered employee’s receipt of severance payments and benefits under the Severance Plan is subject to his or her execution and delivery of a general release of claims.

For the avoidance of doubt, in the event that a covered employee is party to an alternative arrangement which provides one or more of the types of payments and benefits provided under the Severance Plan, upon a termination of employment giving rise to such payments or benefits, the covered employee will be entitled to the payment or benefit pursuant to either the Severance Plan or the alternative arrangement, whichever provides the more favorable payment or benefit to the covered employee, as determined on a per-payment or per-benefit basis, as applicable. A covered employee will not be entitled to a payment or benefit under both the Severance Plan and an alternative arrangement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all equity awards outstanding as of December 31, 2020 for each of our named executive officers.

	Option Awards
				Equity Incentive
	Number of	Number of		Plan Awards:
	securities	securities		Number of
	underlying	underlying		securities
	unexercised	unexercised		underlying
	options	options		unexercised	Option	Option
	(#)	(#)		unearned	Exercise	Expiration
Name	exercisable	unexercisable		options (#)	Price ($)	Date
Scott Braunstein, M.D.	6,250	1,250	(1)	—	31.76	9/18/2028
	15,917	—	(2)	—	15.84	2/25/2029
	118,056	131,944	(3)	—	4.28	8/5/2029
	150,000	300,000	(4)	—	8.28	1/8/2030
Edward F. Smith	35,927	—	(5)	—	4.16	12/31/2023
	15,500	—	(6)	—	34.80	12/21/2024
	17,500	—	(7)	—	57.20	7/19/2025
	14,350	—	(8)	—	6.00	8/2/2026
	14,700	—	(9)	—	4.84	1/16/2027
	50,000	—	(10)	—	24.76	12/5/2027
	33,333	16,667	(11)	—	15.84	2/25/2029
	7,083	7,917	(12)	—	4.48	8/20/2029
	63,750	127,500	(13)	—	8.28	1/8/2030
Joseph Hulihan, M.D.	25,000	75,000	(14)	—	4.56	11/6/2029
	33,750	67,500	(15)	—	8.28	1/8/2030

(1)	The shares underlying this option vest monthly over 36 months beginning September 30, 2018, subject to continued service to us through each vesting date.

(2)	The shares underlying this option vested in 24 monthly installments of 10,000 shares beginning February 26, 2019, subject to continued service to us through each vesting date. On August 12, 2019, these shares ceased vesting under Dr. Braunstein’s Amended and Restated Employment Agreement.

(3)	The shares underlying this option vest monthly over 36 months beginning September 6, 2019, subject to continued service to us through each vesting date.

(4)	The shares underlying this option vest monthly over 36 months beginning January 31, 2020, subject to continued service to us through each vesting date.

(5)	25% of the total shares underlying this option vested on November 22, 2014. The remaining shares vested 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

(6)	8,611 of the total shares underlying this option vested on December 22, 2014. The remaining shares vested monthly over 31 months thereafter, subject to continued service to us through each vesting date.

(7)	The shares underlying this option vested monthly over 36 months beginning August 1, 2015, subject to continued service to us through each vesting date.

(8)	The shares underlying this option vested in 24 equal monthly installments beginning September 1, 2017, subject to continued service to us through each vesting date.

(9)	The shares underlying this option vested in 36 equal monthly installments beginning January 31, 2017, subject to continued service to us through each vesting date.

(10)	The shares underlying this option vest in 36 equal monthly installments beginning January 1, 2018, subject to continued service to us through each vesting date.

(11)	11,111 of the total shares underlying this option vested on February 26, 2019. The remaining shares vest monthly over 34 months thereafter beginning March 1, 2019, subject to continued service to us through each vesting date.

In connection with Mr. Smith’s Separation and Consulting Agreement, all unvested shares underlying this option became vested on March 9, 2021.

(12)	The shares underlying this option vest in 36 equal monthly installments beginning August 31, 2019, subject to continued service to us through each vesting date. In connection with Mr. Smith’s Separation and Consulting Agreement, all unvested shares underlying this option became vested on March 9, 2021.

(13)	The shares underlying this option vest monthly over 36 months beginning January 31, 2020, subject to continued service to us through each vesting date. In connection with Mr. Smith’s Separation and Consulting Agreement, all unvested shares underlying this option became vested on March 9, 2021.

(14)	25% of the total shares underlying this option vested on November 6, 2020. The remaining shares vest 1/36th monthly over 36 months thereafter beginning December 1, 2020, subject to continued service to us through each vesting date.

(15)	The shares underlying this option vest monthly over 36 months beginning January 31, 2020, subject to continued service to us through each vesting date.

Compensation of Directors

During the fiscal year ended December 31, 2020, we paid cash compensation to our non-employee directors. All of our non-employee directors also received awards under the 2014 Plan. The following table sets forth information concerning compensation for services rendered by our non-employee directors for the fiscal year ended December 31, 2020:

	Fees earned or paid in	Option		Stock	Total compensation
Name	cash ($) (1)	Awards ($) (2)		Awards ($)	($)
Charles Austin	17,614	151,000	(3)		168,614
Enrique J. Carrazana, M.D.	47,000	98,000	(4)	—	145,000
Michael R. Dougherty	56,875	98,000	(5)	—	154,875
Elan Ezickson	53,375	—		—	53,375
Seth H.Z. Fischer	52,000	98,000	(6)	—	150,000
Tim M. Mayleben	60,500	98,000	(7)	—	158,500
Nicole Vitullo	86,125	147,000	(8)	—	233,125

(1)	This column reports director fees earned with respect to services performed by the director during the year ended December 31, 2020.

(2)	This column represents the aggregate grant date fair value of options to purchase shares of common stock granted to each director in 2020, computed in accordance with FASB ASC Topic 718.

(3)	As of December 31, 2020, this director held options to purchase 25,000 shares of common stock

(4)	As of December 31, 2020, this director held options to purchase 89,613 shares of common stock, which includes options to purchase 27,250 shares of common stock received under a previous consulting agreement.

(5)	As of December 31, 2020, this director held options to purchase 47,750 shares of common stock.

(6)	As of December 31, 2020, this director held options to purchase 48,975 shares of common stock.

(7)	As of December 31, 2020, this director held options to purchase 50,125 shares of common stock.

(8)	As of December 31, 2020, this director held options to purchase 62,625 shares of common stock.

Non-Employee Director Compensation in 2020

Consistent with Compensia’s recommendation, our Board adopted the following non-employee director compensation policy for 2020 (amounts are prorated for directors who did not hold a position for an entire year):

•	an annual cash retainer of $30,000 for the Chairman of our Board;
•	an annual cash retainer of $40,000 for all members of our Board including the Chairman;
•	an additional cash retainer of $16,000 for our Audit Committee Chair, $12,000 for our Compensation Committee Chair and $8,000 for our Nominating Committee Chair;
•	an additional cash retainer of $10,000 for members of our Audit Committee, $7,000 for members of our Compensation Committee and $5,000 for members of our Nominating Committee;
•	for our Chairman of our Board, an initial equity grant of options to purchase 37,500 shares of our common stock and an annual equity grant of options to purchase 12,500 shares of our common stock;
•	for the new members of our Board, an initial equity grant of options to purchase 25,000 shares of our common stock; and
•	for all members of our Board (other than our Chairman of our Board), an annual equity grant of options to purchase 12,500 shares of our common stock.

Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and Committee meetings.

Non-Employee Director Compensation in 2021

As a part of our annual review of director compensation, our Compensation Committee reviewed data provided by Compensia, and approved certain increases to be effective in 2021, including increases in: (i) the annual retainer; (ii) payments to the board chair and committee chairs, and (iii) the initial stock option grant for a new director and the annual stock option grant for all non-employee directors.

Our current board compensation is as follows:

•	an annual cash retainer of $32,500 for the Chairman of our Board;
•	an annual cash retainer of $45,000 for all members of our Board including the Chairman;
•	an additional cash retainer of $18,000 for our Audit Committee Chair, $15,000 for our Compensation Committee Chair and $10,000 for our Nominating Committee Chair;
•	an additional cash retainer of $10,000 for members of our Audit Committee, $7,000 for members of our Compensation Committee and $5,000 for members of our Nominating Committee;
•	for the new members of our Board, an initial equity grant of options to purchase 33,000 shares of our common stock; and

for all members of our Board, an annual equity grant of options to purchase 16,500 shares of our common stock.

TRANSACTIONS WITH RELATED PARTIES

Since January 1, 2019, there have been no transactions, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our common stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under the “Executive and Director Compensation” section of this Proxy Statement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2020

				Number of securities
				remaining available for
	Number of securities to		Weighted-average	future issuance under equity
	be issued upon exercise of		exercise price of	compensation plans
	outstanding options,		outstanding options,	(excluding securities
Plan category	warrants and rights		warrants and rights	reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,655,614	(1)	$13.35	167,254	(2)
Equity compensation plans not approved by security holders	852,024	(3)	$11.11	—
Total	3,507,638			167,254

(1)	Represents 2,613,122 shares of our common stock issuable upon exercise of outstanding stock options under our 2014 Plan and 42,492 shares of our common stock issuable upon issuance of outstanding stock options under our 2005 Equity Incentive Plan (“2005 Plan”). Our 2014 Plan has been approved by our stockholders and we are no longer making grants under our 2005 Plan.

(2)	Represents shares of common stock reserved for issuance under our 2014 Plan. In addition, the number of shares of our common stock that may be issued pursuant to grants under the 2014 Plan and the number of shares of our common stock that may be issued under the 2014 Plan as incentive stock options shall be increased annually on January 1 of each year until the expiration of the 2014 Plan by a number equal to the least of (i) 10,000,000 shares of our common stock, (ii) an amount equal to 4% of the total number of shares of our capital stock outstanding on such date, calculated on a common-equivalent basis, and (iii) an amount determined by our Board.

(3)	Represents shares of our common stock under stock options issued as inducement grants as of December 31, 2020. These stock options are generally subject to the same terms and conditions as those awarded pursuant to the 2014 Plan.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Our Board consists of a number of members as established by the majority vote of our Board. The number of directors that presently constitute the entire Board is nine. Upon election of the three nominees for Class I director below at the Annual Meeting, our Board will continue to consist of nine members. Under our Certificate of Incorporation and Bylaws, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. Our Board is comprised of three Class I directors, whose term expires on the election and qualification of successor directors at the Annual Meeting. Our Board has nominated Charles Austin, Michael R. Dougherty and Elan Ezickson for election as Class I directors at the Annual Meeting. If elected and upon the adjournment of our Annual Meeting, our Board will be composed of three Class I directors, each such Class I director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2024 or until his earlier death, removal or resignation; three Class II directors, each such Class II director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2022 or until his or her earlier death, removal or resignation; and three Class III directors, each such Class III director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2023 or until his or her earlier death, removal or resignation.

Listed above under the “Board of Directors” section of this Proxy Statement are the names and biographical information of Charles Austin, Michael R. Dougherty and Elan Ezickson, the three nominees for Class I director, as well as the current Class II and Class III directors. The persons designated as proxies in the proxy card intend to vote “FOR ALL” with respect to such nominees, unless a contrary instruction is indicated on the proxy card. If for any reason any nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by our Board, if any person is so nominated. The nominees are currently directors and have consented to be named and have agreed to serve, if elected.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR ALL” with respect to the election of Charles Austin, Michael R. Dougherty and Elan Ezickson to our Board as Class I directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are submitting our appointment of EY as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. EY was our principal independent registered public accounting firm for the fiscal year ended December 31, 2020. We expect that one or more representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Our Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace EY as our independent registered public accounting firm, and the appointment of our independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by our stockholders, our Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, our Audit Committee determines its decision regarding the independent registered public accounting firm to be in our best interests.

Change in Independent Registered Public Accounting Firm

On June 15, 2020, our Audit Committee dismissed KPMG LLP (“KPMG”) as our independent registered public accounting firm.

The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 (the “Consolidated Financial Statements”) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s audit report on the Consolidated Financial Statements dated March 16, 2020 refers to a change in accounting related to recognition of leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

KPMG’s audit report dated March 16, 2020, on the effectiveness of our internal control over financial reporting as of December 31, 2019, expresses their opinion that we did not maintain effective internal control over financial reporting as of December 31, 2019 due to a material weakness related to ineffective information technology (“IT”) general controls related to segregation of duties within our IT systems which are part of our internal control over financial reporting. Process-level controls that were dependent upon information derived from these IT systems were also determined to be ineffective. These deficiencies were the result of ineffective IT risk assessment which did not identify the risks associated with segregation of duties within these IT systems. Our Audit Committee discussed the material weakness described above with KPMG and authorized KPMG to respond fully to the inquiries of EY, its successor independent registered public accounting firm, concerning the subject matter of the material weakness.

During our fiscal years ended December 31, 2019 and December 31, 2018 and through June 15, 2020, there were no: (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on our financial statements for such years, or (ii) reportable events as described under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness described above.

We requested that KPMG furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the letter dated June 17, 2020 is filed as an exhibit to a Current Report on Form 8-K filed with the SEC on June 17, 2020.

On June 15, 2020, our Audit Committee approved the engagement of EY to serve as our registered public accounting firm, effective as of June 15, 2020, for the fiscal year ended December 31, 2020.

During the fiscal years ended December 31, 2019 and December 31, 2018 and through June 15, 2020, neither we nor anyone on our behalf consulted EY regarding any of the matters referred to in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed for professional services rendered by EY during the year ended December 31, 2020 and KPMG during the year ended December 31, 2019:

Fee Category:	2020	2019
Audit Fees (1)	$390,000	$650,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$390,000	$650,000

(1)	Audit Fees: Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2020 and 2019. Fees for the year ended December 31, 2020 included fees billed for services rendered in connection with the issuance of consents, comfort letters and review of documents filed with the SEC. Fees for the year ended December 31, 2019 included an audit of internal controls and fees billed for services rendered in connection with the issuance of consents, comfort letters and review of documents filed with the SEC.

(2)	Audit-Related Fees: There were no fees billed in 2020 or 2019 for any services other than those reported above.

(3)	Tax Fees: There were no fees billed in 2020 or 2019 for any services other than those reported above.

(4)	All Other Fees: There were no fees billed in 2020 or 2019 for any services other than those reported above.

All of the above services were pre-approved by our Audit Committee.

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our Audit Committee’s policy is to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if our Audit Committee approves the engagement of our independent registered public accounting firm for such services. Our Audit Committee has also delegated authority to the Chairman of our Audit Committee, and if the Chairman of our Audit Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to our Audit Committee at its next meeting.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on our Board, our Compensation Committee, or us. Nevertheless, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to read the “Summary Compensation Table” and other related compensation tables and narrative disclosures in the “Executive and Director Compensation” section of this Proxy Statement, which describe the 2020 compensation of our named executive officers.

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables.

Section 14A of the Exchange Act also requires that stockholders have the opportunity, at least once every six years, to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two, or three years. At our 2020 Annual Meeting of Stockholders, our stockholders indicated their preference for an advisory vote on the compensation of our named executive officers to be held annually, which annual frequency was also the recommendation of our Board. Our Board subsequently determined that we will hold an advisory vote on the compensation of our named executive officers on an annual basis until the next required vote on the frequency of such advisory votes, or until our Board otherwise determines that a different frequency for such votes is in the best interests of our stockholders.

Recommendation of our Board

Our Board unanimously recommends that our stockholders vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement at the Annual Meeting.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2022

ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, proposals of stockholders intended to be presented at our 2022 Annual Meeting of Stockholders must be received by our Secretary, in writing, at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; Attention: Secretary, not later than December 16, 2021. If, however, the date of our 2022 Annual Meeting of Stockholders is more than 30 calendar days earlier or later than May 26, 2022, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2022 Annual Meeting of Stockholders will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our Bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2022 Annual Meeting of Stockholders no earlier than the close of business on December 16, 2021 and no later than the close of business on January 15, 2022. However, if the date of our 2022 Annual Meeting of Stockholders is more than 30 calendar days earlier or later than May 26, 2022, then we must receive such notice no earlier than the close of business on the 120th day prior to the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of (A) the 90th day prior to the 2022 Annual Meeting of Stockholders and (B) the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made. In the case of an election of directors at a special meeting of stockholders, we must receive such notice not earlier than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board to be elected at such meeting.

Any such notice must include all of the information required to be in such notice pursuant to our Bylaws filed with the SEC.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and certain changes in such ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

Based solely on our review of copies of such reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2020 were complied with by each person who at any time during the 2020 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: one late Form 4 was filed on August 4, 2020 reporting the July 29, 2020 grant of an option to purchase shares of our common stock for Charles Austin.

ANNUAL REPORT

A copy of our 2020 Annual Report to Stockholders, consisting of our Annual Report on Form 10-K for the year ended December 31, 2020, has been made available or mailed concurrently with this Proxy Statement, without charge, to our stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to our Secretary, Martha E. Manning, Esq., at Marinus Pharmaceuticals, Inc. 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice and, if applicable, a printed version of this Proxy Statement and our Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our Corporate Secretary, Martha E. Manning, Esq., at Marinus Pharmaceuticals, Inc. 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; telephone: (484) 801-4670. If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the Notice in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of our materials or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible.

By Order of the Board of Directors,

/s/ Martha E. Manning
Martha E. Manning, Esq. Vice President, General Counsel, and Corporate
April 14, 2021 Radnor, Pennsylvania	Secretary

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MARINUS PHARMACEUTICALS, INC. 5 RADNOR CORPORATE CENTER, SUITE 500 100 MATSONFORD RD RADNOR, PA 19087 During The Meeting - Go to www.virtualshareholdermeeting.com/MRNS2021 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49959-P54111 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MARINUS PHARMACEUTICALS, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" THE FOLLOWING NOMINEES. ! ! ! 1. Election of three Class I Directors, each to serve until the Company's 2024 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified: NOMINEES: 01) Charles Austin 02) Michael R. Dougherty 03) Elan Ezickson For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS: ! ! ! ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D49960-P54111 MARINUS PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 26, 2021 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Scott Braunstein and Martha Manning as proxies for the undersigned, each with full power to act alone and to appoint a substitute, to represent and vote as designated on the reverse side of this proxy, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on March 30, 2021, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2021, on May 26, 2021 at 9:30 a.m., Eastern Daylight Time, and any adjournment or postponement thereof. Please sign, date and return the proxy in the envelope enclosed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. Continued and to be signed on the reverse side